UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2026

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, Medina, Ohio	44256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RPM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 22, 2026, the Company issued a press release announcing its year-end results for fiscal 2026, which provided detail not included in previously issued reports. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1. Financial information supplemental to the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2.

Item 5.02

On July 17, 2026, the Company issued a press release announcing that David C. Dennsteadt has been named President and Chief Operating Officer of the Company, effective as of July 17, 2026.

Prior to his appointment as President and Chief Operating Officer, Mr. Dennsteadt had served as the Company’s Executive Vice President. In his new role, Mr. Dennsteadt will additionally provide oversight and leadership to the Company’s operating groups, with the Company’s group presidents now reporting directly to him, in addition to leading strategy and corporate development.

There are no arrangements or understandings between Mr. Dennsteadt and other persons pursuant to which he was selected to serve as President and Chief Operating Officer of the Company, nor are there any family relationships between Mr. Dennsteadt and any of the Company’s directors or executive officers. Mr. Dennsteadt has no material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Frank C. Sullivan, who had been serving as the Company’s Chair, President and Chief Executive Officer, will continue to serve as Chair and Chief Executive Officer.

Further information about Mr. Dennsteadt is available in the Company’s Current Report on Form 8-K, filed on October 8, 2025. A copy of the Press Release announcing Mr. Dennsteadt’s appointment as President and Chief Operating Officer is attached hereto as Exhibit 99.3 and incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

On July 22, 2026, the Company announced a $700.0 million increase to the Company’s existing common stock repurchase program (the “Repurchase Program”). Prior to this increase, the maximum dollar amount that may have been repurchased under the Repurchase Program was approximately $140.0 million at February 28, 2026, as previously disclosed.

Under its Repurchase Program, the Company may repurchase shares from time to time in the open market or in private transactions at various times and in amounts and for prices that our management deems appropriate, subject to insider trading rules and other securities law restrictions. The timing of the Company’s purchases will depend upon prevailing market conditions, alternative uses of capital and other factors. The Company may limit or terminate its share repurchase program at any time.

Item 9.01	Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated July 22, 2026, announcing the Company’s year-end results.

99.2	Supplemental Financial Information.

99.3	Press Release of the Company, dated July 17, 2026, announcing that David C. Dennsteadt has been named the Company’s President and Chief Operating Officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date July 22, 2026

/s/ Tracy D. Crandall
Tracy D. Crandall
Vice President, General Counsel and Chief Compliance Officer